                                                                 EXHIBIT (d)(12)

                          MAINSTAY VP SERIES FUND, INC.

                               INVESTMENT ADVISORY
                              AGREEMENT SUPPLEMENT

                                 BOND PORTFOLIO

      AGREEMENT made as of the 15th day of December 1996, by and between Mainstay VP Series Fund, Inc. (the "Company") and New York Life Insurance Company (the "Adviser").

      WHEREAS, the Company is an open-end management investment company, organized as a Maryland corporation, and consists of such separate investment series as have been or may be established and designated by the Directors of the Company from time to time;

      WHEREAS, a separate class of shares of the Company is offered to investors with respect to each investment series;

      WHEREAS, the Company has adopted a Master Investment Advisory Agreement ("Master Agreement") dated December 15, 1996, pursuant to which the Company has appointed the Adviser to provide the investment advisory services specified in that Master Agreement; and

      WHEREAS, Bond Portfolio (the "Fund") is a separate investment series of the Company.

      NOW, THEREFORE, the Directors of the Company hereby take the following actions, subject to the conditions set forth:

      1. As provided for in the Master Agreement, the Company hereby adopts the Master Agreement with respect to the Fund, and the Adviser hereby acknowledges that the Master Agreement shall pertain to the Fund, the terms and conditions of such Master Agreement being hereby incorporated herein by reference.

      2. The term "Fund" as used in the Agreement shall, for purposes of this Supplement, pertain to the Fund.

      3. As provided in the Master Agreement and subject to - further conditions as set forth therein, the Fund shall pay the Adviser a monthly fee based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Fund during the preceding month at the annual rate of 0.25% of the Fund's average daily net assets.

      4. This Supplement and the Master Agreement (together, the "Agreement") shall become effective with respect to the Fund on December 15, 1996 and shall continue in effect with respect to the Fund for a period of one year from the date hereof and from year to year thereafter, but only so long as such continuance is specifically approved at least annually in conformity with the requirements of the Investment Company Act of 1940 (the "1940 Act") and the rules thereunder. This Agreement may be terminated with respect to the Fund at any time, without payment of any penalty, by vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) or by vote of a majority of the Company's Board of Directors, or by the Adviser at any time, without the payment of any penalty, on not more than sixty (60) days' nor less than thirty (30) days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

                                        MAINSTAY VP SERIES FUND, INC., on behalf of BOND PORTFOLIO

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        NEW YORK LIFE INSURANCE COMPANY

                                        By: ____________________________________
                                            Name:
                                            Title:

                          MAINSTAY VP SERIES FUND, INC.

                               INVESTMENT ADVISORY
                              AGREEMENT SUPPLEMENT

                             GROWTH EQUITY PORTFOLIO

      AGREEMENT made as of the 15th day of December 1996, by and between Mainstay VP Series Fund, Inc. (the "Company") and New York Life Insurance Company (the "Adviser" ).

      WHEREAS, the Company is an open-end management investment company, organized as a Maryland corporation, and consists of such separate investment series as have been or may be established and designated by the Directors of the Company from time to time;

      WHEREAS, a separate class of shares of the Company is offered to investors with respect to each investment series;

      WHEREAS, the Company has adopted a Master Investment Advisory Agreement ("Master Agreement") dated December 15, 1996, pursuant to which the Company has appointed the Adviser to provide the investment advisory services specified in that Master Agreement; and

      WHEREAS, the Growth Equity Portfolio (the "Fund") is a separate investment series of the Company.

      NOW, THEREFORE, the Directors of the Company hereby take the following actions, subject to the conditions set forth:

      1. As provided for in the Master Agreement, the Company hereby adopts the Master Agreement with respect to the Fund, and the Adviser hereby acknowledges that the Master Agreement shall pertain to the Fund, the terms and conditions of such Master Agreement being hereby incorporated herein by reference.

      2. The term "Fund" as used in the Agreement shall, for purposes of this Supplement, pertain to the Fund.

      3. As provided in the Master Agreement and subject to further conditions as sec forth therein, the Fund shall pay the Adviser a monthly fee based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Fund during the preceding month at the annual rate of 0.25% of the Fund's average daily net assets.

      4. This Supplement and the Master Agreement (together, the "Agreement") shall become effective with respect to the Fund on December 15, 1996 and shall continue in effect with respect to the Fund for a period of one year from the date hereof and from year to year thereafter, but only so long as such continuance is specifically approved at least annually in conformity with the requirements of the Investment Company Act of 1940 (the "1940 Act") and the rules thereunder. This Agreement may be terminated with respect to the Fund at any time, without payment of any penalty, by vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) or by vote of a majority of the Company's Board of Directors, or by the Adviser at any time, without the payment of any penalty, on not more than sixty (60) days' nor less than thirty (30) days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

                                       MAINSTAY VP SERIES FUND, INC., on behalf of GROWTH EQUITY PORTFOLIO

                                       By: ____________________________________
                                           Name:
                                           Title:

                                       NEW YORK LIFE INSURANCE COMPANY

                                       By: _____________________________________
                                           Name:
                                           Title: